SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:
/_/ Preliminary Proxy Statement           /_/ Confidential, For Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            First United Corporation
                            ------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         /_/ No fee required.

         /_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A

         (2) Aggregate number of securities to which transaction applies: N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4) Proposed maximum aggregate value of transaction:  N/A

         (5) Total fee paid:  N/A

         /_/ Fee paid previously with preliminary materials:  N/A

         /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement no.:

         (3) Filing Party:

         (4) Date Filed:

                            FIRST UNITED CORPORATION




                                                            March 23, 2001



To Our Shareholders:

                  On behalf of the Board of Directors and the whole First United Team, I cordially invite you to attend the Annual Shareholders' Meeting to be held on Tuesday, April 24, 2001, at 3:00 p.m. in the McHenry House, Wisp Ski Resort, McHenry, Maryland 21541. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

                  In addition to the specific matters to be acted upon, there will be a report on the progress of your Company and an opportunity to ask questions on matters of general interest to shareholders.

                  It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, we would ask that you mark, sign, date and promptly return the enclosed proxy in the envelope provided.

                  There will be a reception with light refreshments immediately following the shareholders' meeting for all registered shareholders. Please check the block provided on the Proxy, if you plan to attend. I look forward to seeing you there.



                                                        Sincerely yours,




                                                        WILLIAM B. GRANT
                                                        Chairman of the Board &
                                                        Chief Executive Officer


            P.O. Box 9 Oakland, MD 21550-0009 Telephone 888-692-2654

                            FIRST UNITED CORPORATION
                             19 South Second Street
                                   P.O. Box 9
                          Oakland, Maryland 21550-0009

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  March 23, 2001

To Shareholders of First United Corporation:

         Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the "Company") will be held in the McHenry House, Wisp Ski Resort, McHenry, Maryland 21541. The meeting is scheduled for:

                      TUESDAY, APRIL 24, 2001, at 3:00 p.m.

         The purposes of the meeting are:

         1. To elect six (6) Directors to serve for a three-year term and until the election and qualification of their successors.

         2. To transact such other business as may be properly brought before the meeting or any adjournment thereof.


         IT IS HOPED  THAT YOU  WILL  PLAN TO  ATTEND,  BUT  WHETHER  OR NOT YOU
CONTEMPLATE ATTENDING THE MEETING, YOU ARE REQUESTED TO EXECUTE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU SO DESIRE. ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 28, 2001, ARE ENTITLED TO VOTE AT THIS MEETING.

         Anyone acting as proxy agent for a shareholder must present a proxy properly executed by the shareholder authorizing the agent in form and substance satisfactory to the judges of election, and otherwise in accordance with the Company's Bylaws.


By order of the Board of Directors


ROBERT W. KURTZ
Secretary

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            FIRST UNITED CORPORATION
                             19 South Second Street
                                   P.O. Box 9
                          Oakland, Maryland 21550-0009

                                 March 23, 2001

                                 PROXY STATEMENT


INFORMATION CONCERNING THE SOLICITATION

         The enclosed proxy is solicited by the Board of Directors of First United Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held on April 24, 2001, and any adjournment or postponements thereof. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Company personally or by telephone, telegraph or facsimile. No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The Company has also engaged Mellon Investor Services LLC ("Mellon") to assist in the solicitation of proxies, at an estimated cost of $7,000 plus reasonable expenses.

         Please complete and sign the enclosed proxy and return it to our transfer agent, Mellon, promptly. Should you attend the meeting and desire to vote in person, you may withdraw your proxy by written request delivered to the Secretary of the Company, prior to its exercise by the named proxies. Also, your proxy may be revoked before it is exercised, whether or not you attend the meeting, by notifying Robert W. Kurtz, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009, in writing prior to the Annual Meeting of Shareholders. Your proxy may also be revoked by using a subsequently signed proxy. Your proxy will be voted in accordance with the instructions on the proxy card. If no instructions are given, your proxy will be voted FOR the Director nominees listed below, and in the discretion of the persons named in the proxy with respect to any other matter properly brought before the meeting. The proxy materials are first being mailed to shareholders on or about March 23, 2001.

OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

         Only shareholders of record of the Company's common stock, par value $.01 per share ("Common Stock") at the close of business on February 28, 2001 (the "Record Date"), will be entitled to receive notice of and vote at the Annual Meeting of Shareholders. As of the Record Date, there were 6,080,568 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, in which there is a quorum present. Consequently, withholding of votes, abstentions and broker non-votes will not affect the outcome of the vote.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned as of the Record Date by Directors and executive officers and by each person that, to the Company's knowledge, beneficially owns more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power. The address of each person listed below is the address of the Company.


                                                    Common Stock     Percent of
                                                    Beneficially    Outstanding
DIRECTORS & EXECUTIVE OFFICERS:                        Owned        Common Stock

David J. Beachy .................................     6,165              .10%
Donald M. Browning...............................    17,821              .29%
Rex W. Burton ...................................     9,178              .15%
Paul Cox, Jr.....................................     1,535              .03%
Jeannette R. Fitzwater...........................    10,412              .17%
Philip D. Frantz.................................     1,714              .03%
William B. Grant ................................    10,959              .18%
Maynard G. Grossnickle...........................     9,957              .16%
Eugene D. Helbig, Jr.............................     2,304              .04%
Raymond F. Hinkle ...............................     5,684              .09%
Robert W. Kurtz .................................     8,039              .13%
Steven M. Lantz..................................     1,305              .02%
Andrew E. Mance .................................    38,597              .63%
Elaine L. McDonald...............................     2,621              .04%
Donald E. Moran..................................   136,964             2.25%
Karen F. Myers ..................................     7,037              .12%
Benjamin W. Ridder...............................     1,189              .02%
I. Robert Rudy...................................    36,019              .59%
James F. Scarpelli, Sr. .........................    84,242 (1)         1.39%
Richard G. Stanton...............................    13,036              .21%
Robert G. Stuck..................................     2,732              .04%
Frederick A. Thayer, III.........................    50,053              .82%
Frederick A. Thayer, IV..........................     3,739              .06%

Directors & Executive Officers
  as a Group (23 persons)........................   461,302             7.59%

OTHER BENEFICIAL OWNERS:

Firstoak & Company..............................    583,612 (2)         9.60%

(1) Includes 1365 shares held in the James and Margaret Scarpelli Foundation Trust which Mr. Scarpelli has a 1/4 interest.

(2) Shares held in the name of Firstoak & Company, a nominee, are administered by the Trust Department of the Bank in a fiduciary capacity. Firstoak & Company disclaims beneficial ownership of such shares.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

         By amendment to the Company's Articles of Incorporation at the 1998 Annual Meeting of Shareholders, the Company's Directors were elected into three classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office. Directors are elected to hold office for term of three years, and one class of Director expires each year. The terms of Directors of Class III expire this year. Directors of Class I will hold office until the 2002 Annual Meeting of Shareholders and Directors of Class II will hold office until the 2003 Annual Meeting of Shareholders. In each case, Directors are elected until their successors are duly elected and qualify.

         The Directors of Class III are up for election at this Annual Meeting. The Company's Chairman of the Board and CEO is a member of Class I, and the Company's President and CFO is a member of Class II. No Director or nominee holds any directorships in any other public company. The following nominees for Directors of Class III, their ages as of the Record Date, their principal occupations and business experience, and certain other information are set forth below. In the event a nominee declines or is unable to serve as a director, which is not anticipated, the proxies will be voted for a substitute nominee named by the Board.

NOMINEES FOR CLASS III (Term Expires 2004)



                                                       Occupation                            Director
Name                             Age            During Past Five Years                        Since

Karen F. Myers                   49             President, Mountaineer Log &                   1992
                                                Siding Co., Inc.: Associate Broker,
                                                Long & Foster Realty; Member, DC
                                                Development LLC

I. Robert Rudy                   48             President, Rudy's Inc.,                        1992
                                                Retail Apparel and Sporting Goods
                                                Member, DC Development LLC

James F. Scarpelli, Sr.          87             Owner, Scarpelli Funeral Home                  1985

Richard G. Stanton               61             Banker, Retired                                1985

Robert G. Stuck                  54             Vice President, Oakview Motors, Inc.           1995

Frederick A. Thayer, III         67             Judge, Retired                                 1996



THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH NOMINEES.
                                                         ---

         The election of directors requires the affirmative vote of holders of a majority of the shares of Common Stock present and voting. A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote, and directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

         The Company lists below all Directors of Class I and Class II whose terms do not expire in 2001, including their ages as of the Record Date, and their principal occupations and business experience.


                                                         Occupation                            Director
Name                             Age               During Past Five Years                        Since

David J. Beachy                  59             Vice President                                   1985
                                                Fred E. Beachy Lumber Co., Inc.,
                                                Building Supplies

Donald M. Browning               75             Corporate Secretary, Brownings, Inc.             1985
                                                Retail Groceries

Rex W. Burton                    65             Owner & President,                               1992
                                                Burtons, Inc., Dry Goods

Paul Cox, Jr.                    60             Owner, Professional Tax Service                  1993
                                                Tax Consulting Firm

William B. Grant                 46             Chairman of the Board and                        1995
                                                Chief Executive Officer
                                                First United Corporation and
                                                First United Bank & Trust

Maynard G. Grossnickle           69             Farmer, Retired                                  1996

Raymond F. Hinkle                64             Tax Consultant                                   1996

Robert W. Kurtz                  54             President, Chief Financial Officer,              1990
                                                Secretary and Treasurer
                                                First United Corporation;
                                                President and Chief Financial Officer
                                                First United Bank & Trust

Andrew E. Mance                  86             Physician                                        1985

Elaine L. McDonald               52             Vice President Alpine Village, Inc.              1995

Donald E. Moran                  70             Secretary/Treasurer                              1988
                                                Moran Coal Company


Family Relationships

         As defined by Securities and Exchange Commission rules and regulations, family relationships exist among Directors, Nominees and Executive Officers. Director Frederick A. Thayer III is the father of Senior Vice President
Frederick A. Thayer IV. Director I. Robert Rudy and Senior Vice President Jeannette R. Fitzwater are siblings. Director Karen F. Myers and Senior Vice President Philip D. Frantz are first cousins. No other family relationships exist.

Attendance at Board Meetings

         During 2000 the Board of Directors of the Company held six meetings. All incumbent Directors attended at least 75% of the Board Meetings and meetings of each committee of the Board on which such Director served, with the exception of James F. Scarpelli, Sr., who attended 64% of the board meetings and meetings of committees on which he served and Frederick A. Thayer, III, who attended 63% of the board meetings and meetings of committees on which he served. In addition, Directors of the Company's subsidiaries have met in accordance with guidelines established by the Board of Directors.

Committees of the Board of Directors

         In addition to meeting as a group, certain members of the Board also devote their time to certain standing committees. Members of the Board of Directors of the Company are also members of the Board of Directors of the lead subsidiary, First United Bank & Trust (the "Bank"). These committees act on behalf of the Company. Among those standing committees of the Company are the Audit, Asset and Liability Management, Executive and Strategic Planning Committees. The Chairman of the Board and CEO of the Company, William B. Grant, is a member of all committees, except the Audit Committee.

Audit Committee - The Audit Committee, which consists of David J. Beachy, Maynard G. Grossnickle, Raymond F. Hinkle, Andrew E. Mance, Karen F. Myers, Richard G. Stanton, Robert G. Stuck and M. Kathryn Burkey, an ex-officio member from the Advisory Board, reviews significant accounting principles, policies and practices, meets with the Company's auditor to review the Company's internal audit function, and meets with the Company's independent auditors to review the results of the annual audit. This committee met four times in 2000.

Asset and Liability Management Committee - The Asset and Liability Management Committee, which consists of Donald M. Browning, William B. Grant, Maynard G. Grossnickle, Robert W. Kurtz, Andrew E. Mance, Elaine L. McDonald, Donald E. Moran, James F. Scarpelli, Sr., and Richard G. Stanton, reviews and recommends changes to the Company's Asset and Liability, Investment, Liquidity, and Capital Plans. This committee met four times in 2000.

Executive Committee - The Executive Committee, which consists of David J. Beachy, Rex W. Burton, Paul Cox, Jr., William B. Grant, Robert W. Kurtz, I. Robert Rudy, James F. Scarpelli, Sr., Richard G. Stanton and Robert G. Stuck, is responsible for reviewing and recommending changes to the Company's Insurance Program, overseeing compliance with the Company's Bylaws and Articles of Incorporation, supervising the Company's CEO, recommending to the Board a compensation policy for the CEO and other executive officers of the Company and its subsidiaries, recommending changes to the CEO's compensation package based on performance reviews, monitoring the performance of the Company and its subsidiaries, recommending changes to the Company's and subsidiaries' personnel policies, and serving as a director nomination committee. The Executive Committee functions with the authority of the full Board between meetings of the Board. This committee met twice in 2000.

Under Article II, Section 4 of the Bylaws, the Executive Committee will consider director nominations from shareholders if the nomination is made in writing by notice delivered to the Chairman/CEO of the Company no less than 150 days nor more than 180 days before the date of the shareholders' meeting. The notice must contain (i) for each proposed nominee, the name, address, principal occupation, and the number of shares of the Company Common Stock owned, (ii) for the notifying shareholder, the name, residence address, and the number of shares of the Company Common Stock owned, (iii) a written consent of the proposed nominee as to his or her name being placed in nomination for Director and a statement by the nominee that he or she will serve if elected, and (iv) all information required by Regulation 14A of the Securities Exchange Act of 1934, as amended, and Rule 14a-11, as promulgated thereunder.

Strategic Planning Committee - The Strategic Planning Committee, which consists of Paul Cox, Jr., William B. Grant, Robert W. Kurtz, Elaine L. McDonald, Donald
E. Moran, I. Robert Rudy, Richard G. Stanton, Robert G. Stuck, Frederick A. Thayer, III, and three Advisory Board members, William H. Fredlock III, Susan P. Kelley, and Gary R. Ruddell, focuses on long-term planning to insure that management's decisions take into account the future operating environment, the development of corporate statements of policy, review of overall management internal control procedures, and review of management's internal and external information and communications systems. This committee met twice in 2000.

AUDIT COMMITTEE REPORT

         The Audit Committee has adopted a written charter, a copy of which is attached as Appendix A. The Audit Committee has (i) reviewed and discussed the Company's consolidated audited financial statements for the year ended December 31, 2000 with Company management; (ii) discussed with Ernst & Young, LLP, the Company's independent auditors, all matters required to be discussed by SAS 61, as modified or supplemented; and (iii) has received the written disclosures and the letter from Ernst & Young, LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the auditors the auditor's independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

         AUDIT COMMITTEE

         By:     David J. Beachy                  Karen F. Myers
                 Maynard G. Grossnickle           Richard G. Stanton
                 Raymond F. Hinkle                Robert G. Stuck
                 Andrew E. Mance                  M. Kathryn Burkey (ex officio)

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth the total remuneration for services in all capacities paid during each of the last three fiscal years to the Chief Executive Officer and each other executive officer of the Company during the fiscal year ended December 31, 2000.


                                                          Annual Compensation
Name and                                                  -------------------          All other
Principal Position                     Year          Salary        Bonus (1)        Compensation(2)(3)
------------------                     ----          ------        -----            ------------

William B. Grant                       2000         $150,000      $55,231            $  4,956
Chairman of the Board and              1999         $150,000      $50,000            $  4,496
CEO                                    1998         $137,947      $43,425            $  5,417

Robert W. Kurtz                        2000         $117,000      $49,626            $    851
President, Chief Financial             1999         $117,000      $52,299            $    811
Officer and Secretary/Treasurer        1998         $117,427      $44,437            $    715

Benjamin W. Ridder                     2000         $ 88,000      $36,202            $  4,478
Executive Vice President               1999         $ 88,000      $39,336            $  3,647
and Director of Retail Banking         1998         $ 88,285      $33,422            $  3,703

Jeannette R. Fitzwater                 2000         $ 70,000      $33,607            $  3,619
Senior Vice President and              1999         $ 70,000      $33,390            $  3,460
Director of Human Resources            1998         $ 70,000      $28,854            $  2,796

Philip D. Frantz                       2000         $ 70,000      $33,607            $  3,619
Senior Vice President and              1999         $ 70,000      $33,390            $  3,474
Director of Operations and             1998         $ 70,000      $28,854            $  2,784
Support

Eugene D. Helbig, Jr.                  2000         $ 70,000      $40,605            $  3,491
Senior Vice President and              1999         $ 70,000      $29,737            $  3,460
Senior Trust Officer                   1998         $ 70,000      $28,854            $  2,722

Steven M. Lantz                        2000         $ 70,000      $45,691            $  3,879
Senior Vice President and              1999         $ 70,000      $33,107            $  3,469
Senior Lending Officer                 1998         $ 70,000      $28,854            $  2,818

Frederick A. Thayer, IV                2000         $ 70,000      $30,900            $  3,546
Senior Vice President and              1999         $ 70,000      $31,307            $  3,460
Director of Sales                      1998         $ 70,000      $28,854            $  2,764


(1) The pay for performance for 1998, 1999 and 2000 was distributed in 1999, 2000 and 2001, respectively. Mr. Grant has elected to defer the 2000 pay for performance into the Company's Deferred Compensation Plan. Ms. Jeannette R. Fitzwater has elected to defer $27,700 of her 2000 pay for performance into the Company's Deferred Compensation Plan.
(2) All amounts shown are for basic and matching contributions made by the Company for each respective executive officer under the Company's 401(k) Profit Sharing Plan.
(3) Each executive officer has in excess of seven years of credited service under the 401(k) Profit Sharing Plan and are therefore 100% vested.


Executive Committee Interlocks and Insider Participation

         The Executive Committee consists of David J. Beachy, Rex W. Burton, Paul Cox, Jr., William B. Grant, Robert W. Kurtz, I. Robert Rudy, James F. Scarpelli, Sr., Richard G. Stanton and Robert G. Stuck. Mr. Grant is Chairman of the Board and CEO of the Company and Mr. Kurtz is President, CFO and Secretary/Treasurer of the Company. Mr. Stanton is the former Chairman of the Board, President and CEO of the Company.

Executive Committee Report on Compensation

         The basic philosophy of the Company's compensation program is to offer competitive compensation for all executive employees which takes into account both individual contributions and corporate performance. Compensation levels for executives were recommended by the Executive Committee and approved by the non-employee Directors of the Board.

         Executive compensation for the Chairman of the Board/CEO, the President/CFO, and each other executive officer consists of two principal elements: (i) base salary; and (ii) incentives that are variable, fluctuate annually, and are linked to the Company's performance, and therefore at risk. Base salaries are set at levels intended to foster a career development among executives, consistent with the long-term nature of the Company's business objectives. In setting base salary levels, consideration is given to establishing salary levels that approximate the amounts paid for similar executive positions at other comparable community banking organizations. Salary adjustments and "at risk" amounts are determined in accordance with the Annual Incentive Program established for executive officers and other members of senior management. The incentive program, which was developed in consultation with the Company's independent accountants, utilizes a targeted goal-oriented approach whereby each year the committee establishes performance goals based on the recommendation of the Chairman and CEO. The performance goals include strategic financial measures such as earnings per share, return on equity, and efficiency ratio. Each of these elements is weighted approximately the same. The measures are established annually at the start of each fiscal year and are tied directly to the Company's business strategy, projected budgeted results and competitive peer group performance.

         The targeted goals are set at levels which only reward continued exceptional Company performance. The incentive awards are expressed as a percent of base pay and measured on a range around the targeted goals with a fixed maximum incentive award. The plan provides a payout equal to 21.20% of salary for attaining the minimum goals, a payout of 40.20% of salary for attaining the targeted goals, and up to 59.20% of salary for reaching or exceeding maximum goal levels. Payout percentages are interpolated for results between various categories. Performance below certain stated minimum threshold levels will result in no incentive payout to the executives.

         The 2000 goals, as approved by the Board, are shown below, and compared to the actual results for 2000:

                          Minimum        Target         Maximum       Actual
                          -------        ------         -------       ------
Return on Equity           12.77%        13.06%         13.35%         13.07%
Earnings Per Share        $ 1.34         $1.37          $1.40          $1.37
Efficiency Ratio           59.38%        58.90%         58.42%         59.36%

         As the results indicate, Company performance exceeded the target performance for the return on equity by one basis point, while meeting the target goal with earnings per share and falling two basis points above the minimum threshold with the efficiency ratio.

         With respect to Mr. Grant, his incentive compensation was based on meeting certain financial goals as outlined in the preceding table. The incentive compensation for each other executive officer was based on a combination of financial goals of the Company and certain subjective goals on their personal performance.

         EXECUTIVE COMMITTEE

         BY:     David J. Beachy                      James F. Scarpelli, Sr.
                 Rex W. Burton                        Richard G. Stanton
                 Paul Cox, Jr.                        Robert G. Stuck
                 I. Robert Rudy

Directors' Fees

         Directors' fees are paid only to Directors who are not executive officers of the Company. A director of the Company receives up to $350 for a Board meeting and up to $175 for each committee meeting of the Board of which the director is a member, depending on the length of the meeting. Directors who are not executive officers of the Company are also paid an annual retainer fee of $7,500.

COMPENSATION PLANS

Pension Plan

         The following table shows the maximum annual retirement benefits payable under the Company Defined Benefit Pension Plan for various levels of compensation during the year of service:

APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT AT AGE 65 BASED ON YEARS OF CREDITED SERVICE

FINAL AVERAGE
COMPENSATION    15 YEARS      20 YEARS    25 YEARS     30 YEARS      35 YEARS

   $ 30,000       $6,000       $8,000     $10,000       $12,000      $14,000
     70,000       15,000       20,000      25,000        30,000       35,000
    110,000       24,000       32,000      40,000        48,000       56,000
    150,000       33,000       44,000      55,000        66,000       77,000
    190,000       37,500       50,000      62,500        75,000       87,500

         For purposes of this table, final average compensation shown is twelve times the average of the highest salary during sixty consecutive months in the last one hundred twenty months preceding normal retirement. Also, for purposes of the table, benefits are payable for life with a minimum guarantee of ten years. Benefits are computed on an actuarial basis. To convert the benefits at normal retirement to a lifetime only benefit, the amounts would be increased by a factor of 1.0677%. Social Security benefits are not shown on the table and would not reduce retirement benefits under the plan.

Projected Benefits for Highly Compensated Employees:


                          Current Compensation         Credited Service at           Estimated Annual
                           Covered by the Plan          Normal Retirement         Benefits at Retirement

William B. Grant                $205,483                   40 Years                      $100,000
Robert W. Kurtz                 $170,110                   38 Years                      $ 95,000
Benjamin W. Ridder              $129,946                   30 Years                      $ 56,976
Jeannette R. Fitzwater          $103,390                   40 Years                      $ 60,034
Philip D. Frantz                $103,390                   42 Years                      $ 63,036
Eugene D. Helbig, Jr.           $ 99,737                   31 Years                      $ 44,828
Steven M. Lantz                 $110,840                   35 Years                      $ 56,441
Frederick A. Thayer, IV         $101,307                   32 Years                      $ 47,027

401(k) Profit Sharing Plan

         Bank employees are permitted to contribute a portion of their salary to the Company's 401(k) Profit Sharing Plan. The Bank makes a matching contribution equal to 50% of the amount deferred, up to 6% of an employee's salary, provided that the employee has completed at least one year of service to the Bank. The Bank may make additional discretionary contributions for employees equal to a percentage of each employee's salary. No executive officer received a discretionary contribution for 2000, 1999 or 1998.

Employee Stock Ownership Plan

         Employees who complete one year of service to the Bank are eligible to participate in the Company's Employee Stock Ownership Plan, whereby the Bank makes contributions to the plan's fund to provide a retirement benefit to the employee. All contributions under the plan are invested in Company Common Stock. No contributions were made by the Bank to this plan for 2000, 1999 and 1998. This plan merged into the 401(k) Profit Sharing Plan effective July 1, 2000.

Deferred Compensation Plan

         Selected executives and Directors of the Company and its subsidiaries are permitted to participate in the Company's Non-Tax Qualified Deferred Compensation Plan. The plan permits each participant to defer income to a "rabbi trust." The funds are then distributed to the participant at termination of employment or Director status. The plan benefits are taxed to the participant at the time of distribution.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

         Some of the Directors and officers of the Company and their associates were customers of and had banking transactions with the Bank subsidiary of the Company in the ordinary course of business during 2000. All loans and loan commitments included in such transactions were made on the same terms, including interest rate and collateral, as those prevailing at the same time for comparable transactions with others, and in the opinion of the management of the Company, do not involve more than a normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, the Company's executive officers and Directors are required to file with the Securities and Exchange Commission reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2000, its executive officers and Directors complied timely with the Section 16(a) requirements.

PERFORMANCE GRAPH

         Set forth below is a graph showing 5-year cumulative total return of the Common Stock as compared with all publicly traded banks in the $500 million to $1 billion Asset-Size Index, and the NASDAQ total index.


                         Total Return Performance Graph





                                                                        Period Ending
                                                                        -------------

Index                                 12/31/95        12/31/96       12/31/97          12/31/98        12/31/99        12/31/00
-----                                 --------        --------       --------          --------        --------        --------

First United Corporation                100.00           98.17          137.03           116.08           104.91           79.97

NASDAQ - Total US                       100.00          123.04          150.69           212.51           394.94          237.68

SNL $500M-$1B Bank Index                100.00          125.01          203.22           199.81           184.96          177.04



INDEPENDENT PUBLIC ACCOUNTANTS AND AUDIT FEES

         The accounting firm of Ernst & Young, LLP has acted as the Company's independent public accountants for the year ended December 31, 2000 and has been recommended by the Audit Committee and selected by the Board of Directors to act as such for the current year. Representatives of Ernst & Young, LLP are not expected to be present at the Annual Meeting.

Audit Fees

         The aggregate estimated fees billed by Ernst & Young, LLP for professional services rendered for the audit of the Company's consolidated annual financial statements for the year ended December 31, 2000 and the review of the interim financial statements included in the Company's Forms 10-Q was $91,050.

Financial Information Systems Design and Implementation Fees

         During fiscal year 2000, Ernst & Young, LLP did not render to the Company any of the professional services with regard to financial information systems design and implementation described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

         The aggregate fees billed for services rendered by Ernst & Young, LLP for the year ended December 31, 2000, other than the services described above under "Audit Fees", were $117,715, including audit related services (such as benefit plan audits, accounting consultation and SEC registration statements) of $61,510 and nonaudit services (such as tax services) of $56,205. The Audit Committee has determined that the provision of the services covered in "All Other Fees" is compatible with maintaining Ernst & Young, LLP's independence.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Shareholders' proposals for the 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received at the Company's principal office not later than November 22, 2001 (120 days before the date of mailing based on this year's proxy statement date) and meet all other requirements for inclusion in the proxy statement. All other shareholder proposals must be received by the Company at its principal office by February 6, 2002 (45 days before the date of mailing based on this year's proxy statement date.)

OTHER MATTERS

         As of the date of this proxy statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

                                            By order of the Board of Directors


                                            ROBERT W. KURTZ
                                            Secretary

                                   APPENDIX A



                             Audit Committee Charter
                            First United Corporation

Organization

This charter governs the operations of the Audit Committee. At least annually, the Committee shall review and reassess the charter, and present the charter to the Company's Board of Directors for approval. The Committee shall be appointed by the Board of Directors and shall be comprised of at least three members, each of whom are independent of management and the Company. Members of the Committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and if they otherwise meet the definition of an "independent director" under applicable rules and regulations. All Committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Committee) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility as it relates to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee's policies and procedures shall remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

* The Committee shall have a clear understanding with management and the independent auditors that the independent auditors, as representatives of the Company's shareholders, are ultimately accountable to the Board and the Audit Committee. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

* Annually, the Committee will review and recommend to the Board the selection of the Company's independent auditors. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

* The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee will discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the Committee will meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

* The Chair of the Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The remaining Committee members will review the financial statements in a timely fashion following the filing. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

* The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K. The review shall include a discussion to include their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Based on its review of the financial statements, and its discussions with management and the independent auditors, the Committee shall make a recommendation to the Board of Directors as to whether the audited financial statements, as presented, should be included in the Company's Annual Report on Form 10-K. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

* The Committee shall review with management the Company's compliance with laws and regulations.

* At least annually, the Committee shall prepare and adopt a written report that complies with the requirements of applicable securities rules and regulations. The report shall be included, to the extent required by applicable rules and regulations, in any proxy statement relating to a meeting of shareholders at which directors are to be elected.

                                      PROXY
                            FIRST UNITED CORPORATION
                                   P.O. Box 9
                             Oakland, MD 21550-0009

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Lawrence F. Lockard and Mr. Renick C. Williams, and each of them, as Proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of First United Corporation held of record by the undersigned on February 28, 2001, at the Annual Meeting of Shareholders to be held on April 24, 2001, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. HOWEVER, IN THE ABSENCE OF DIRECTION TO THE CONTRARY, THE ATTORNEYS NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR" PROPOSAL 1 HEREON, AND FOR MATTERS WHICH MAY BE PRESENTED AT THE MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

              (Please sign on reverse side and return immediately)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

             FIRST UNITED CORPORATION CAPABLE AND EAGER TO MEET THE
                      FINANCIAL NEEDS OF ITS SHAREHOLDERS

Dividend Reinvestment
---------------------
A convenient way to make your shares in First United GROW! Our plan also allows you to purchase additional shares.

Trust Services
--------------
First United offers a complete array of trust services designed to meet the individual needs of our clients. These services include personal trusts, estate planning, employee benefit plans, estate administration and fully managed IRA's.

Relationship Banking Packages
-----------------------------
Relationship Banking Packages are special programs that reward you with financial benefits for combining your deposit, loan and/or investment accounts with us. These programs are designed specifically for your lifestyle needs. Whether you are just getting started or you are protecting your financial assets, My Bank/First United provides a variety of relationship package solutions. We want to help you achieve financial success!

Brokerage Services
------------------
Full service brokerage is available through PRIMEVEST Financial Services located at First United. PRIMEVEST offers a broad spectrum of investment products and services, such as retirement planning, financial planning, portfolio management and much more. Our PRIMEVEST Investment Executives devote a high level of attention to your investment needs.

PRIMEVEST Financial Services, Inc. is an independent, registered broker/dealer. Member of NASD/SIPC. Securities provided by PRIMEVEST: *Not FDIC Insured *No Financial Institution Guarantee *May lose value.

President's Club
----------------
The President's Club is a truly unique club which brings together the special customers of First United for informative seminars, delightful trips and special promotions.

THIS LIST IS ONLY A SAMPLE OF THE  SERVICES  WHICH  YOU,  OUR  OWNERS,  CAN TAKE
ADVANTAGE OF. FOR MORE DETAILS ON THESE EXCITING SERVICES, CALL MY BANK'S CUSTOMER SERVICE CENTER, TOLL FREE AT (888) 692-2654.

1. Proposal to elect 6 Directors to serve until the 2004 Annual Meeting of Shareholders and until the election and qualification of their successors.



FOR                         WITHHOLD         (INSTRUCTION: To withhold
all nominees                AUTHORITY        authority to vote for any
listed at right (except as  to vote for all  individual nominee, strike
marked to the contrary)     nominees listed  a line marked to the contrary)
                            at right
[   ]                       [   ]            CLASS III (Term Expires 2004)

                                             Karen F. Myers, I. Robert Rudy,
                                             James F. Scarpelli, Sr., Richard G.
                                             Stanton, Robert G. Stuck, Frederick
                                             A. Thayer, III

2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

If you plan to attend the meeting please designate the number that will
attend.                                                                 [   ]

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF THE AFORESAID ANNUAL MEETING OF SHAREHOLDERS

Signature                     Signature                           Date
         ---------------------         ---------------------------    ----------

NOTE: Please sign exactly as name appears hereon. Joint holders should each sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. If a corporation or other entity, please sign in full corporate or entity name by authorized person.


                          /_/ FOLD AND DETACH HERE /_/